UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2023
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (332) 236-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.
In November 2022, the Board of Directors (the “Board”) of Acacia Research Corporation (the “Company”) initiated an internal investigation into the potential misconduct of Clifford Press, former Chief Executive Officer and member of the Board, following Mr. Press’s resignation on November 2, 2022 as Chief Executive Officer of the Company and a member of the Board.

The investigation, which was conducted by independent legal counsel under the direction of the Audit Committee of the Board (the “Audit Committee”) and has been completed. The investigation confirmed Mr. Press provided inaccurate information regarding certain corporate expenses and misused corporate funds for personal use, including travel and entertainment expenses. The investigation also confirmed that Mr. Press failed to follow the Board’s directive in relation to a material contract and misrepresented to the Board and his fellow Board members that he had complied with the Board’s directive. Based on the results of the internal investigation, the Audit Committee also concluded that Mr. Press’ conduct violated the Company’s Code of Conduct.

Based on the results of the internal investigation, the Audit Committee, in consultation with management, concluded that no material changes to Acacia’s historical financial statements or related disclosures are necessary. However, the Company has filed an arbitration demand against Mr. Press seeking restitution and other remedies for the benefit of the Company’s shareholders. Mr. Press’s response to the Company’s demand, along with any counterclaims, is expected to be filed on or before February 13, 2023. The Company has enhanced its Travel and Entertainment Policy and is considering additional measures concerning various related internal policies and procedures.

Mr. Press previously filed a lawsuit against Acacia in the Delaware Court of Chancery to be reinstated as a director of the Company. Mr. Press has since voluntarily withdrawn his lawsuit following the Court’s rejection of his status quo motion.
Item 9.01.Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2023
ACACIA RESEARCH CORPORATION

	By:	/s/Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel